Exhibit 3.2

FIRST AMENDED AND RESTATED

BY-LAWS

OF

AVALANCHE TREASURY CORPORATION
(a Delaware corporation)

Effective June 11, 2026

TABLE OF CONTENTS

Article 1
DEFINITIONS AND OFFICES

Section 1.01.         Definitions. As used in these By-laws, unless the context otherwise requires, the term:

“Assistant Secretary” means an Assistant Secretary of the Corporation.

“Assistant Treasurer” means an Assistant Treasurer of the Corporation.

“Board of Directors” or “Board” means the Board of Directors of the Corporation.

“By-laws” means these By-laws of the Corporation, as amended and restated from time to time.

“Certificate of Incorporation” means the Certificate of Incorporation of the Corporation, as amended and restated from time to time.

“Chairman” means the Chairman of the Board of Directors.

“Chief Executive Officer” means the Chief Executive Officer of the Corporation.

“control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Corporation” means Avalanche Treasury Corporation, a Delaware corporation.

“DGCL” means the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code, as amended from time to time.

“Directors” means the directors of the Corporation.

“Disclosable Interests” has the meaning set forth in Section 2.04(e).

“electronic transmission” means any form of communication, not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases) or electronic mail, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“law” means any U.S. or non-U.S. federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a governmental authority (including any department, court, agency or official, or non-governmental self-regulatory organization, agency or authority and any political subdivision or instrumentality thereof).

“Nominating Person” has the meaning set forth in Section 2.05(e).

“Notice of Business” has the meaning set forth in Section 2.04(a).

“Notice of Nomination” has the meaning set forth in Section 2.05(a)(ii).

“Notice Record Date” has the meaning set forth in Section 2.07(a).

“Office of the Corporation” means the executive office of the Corporation, anything in Section 131 of the DGCL to the contrary notwithstanding.

“person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“President” means the President of the Corporation.

“Proceeding” has the meaning set forth in Section 6.01.

“Proposing Person” has the meaning set forth in Section 2.04(f).

“Public Disclosure” of any date or other information means disclosure thereof by a press release reported by the Dow Jones News Services, Associated Press or comparable U.S. national news service or in a document publicly filed by the Corporation with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Secretary” means the Secretary of the Corporation.

“Synthetic Equity Position” has the meaning set forth in Section 2.04(e).

“Special Meeting Timely Notice” means a Notice of Nomination delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred twentieth (120th) day prior to the relevant special meeting and not later than the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which Public Disclosure of the date of the relevant special meeting was first made.

“Stockholder Associated Person” means, with respect to any Stockholder, (i) any other beneficial owner of stock of the Corporation that is owned by such Stockholder and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Stockholder or such beneficial owner.

“Stockholder Information” has the meaning set forth in Section 2.04(e).

“Stockholders” means the stockholders of the Corporation.

“Timely Notice” has the meaning set forth in Section 2.04(d).

“Treasurer” means the Treasurer of the Corporation.

“Vice President” means a Vice President of the Corporation.

“Voting Commitment” has the meaning set forth in Section 2.06(a).

“Voting Record Date” has the meaning set forth in Section 2.07(a).

Section 1.02.         Registered Office. The address of the registered office of the Corporation in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Certificate of Incorporation.

Section 1.03.         Other Offices. The Corporation may also have additional offices at such other place or places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business and affairs of the Corporation may require.

Article 2
MEETING OF STOCKHOLDERS

Section 2.01.         Place of Meetings. Meetings of Stockholders may be held within or without the State of Delaware, at such place or solely by means of remote communication, in the manner authorized by Section 211 of the DGCL, or otherwise, as may be designated by the Board of Directors. In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office, whether within or outside of the State of Delaware.

Section 2.02.         Annual Meetings. The annual meeting of Stockholders shall be held each year on a date and at a time designated by the Board of Directors. At the annual meeting, Directors shall be elected and any other proper business may be transacted in accordance with the terms of these By-laws. Unless otherwise required by law, the Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of the stockholders.

Section 2.03.         Special Meetings. Special meetings of the Stockholders may be called only in the manner set forth in the Certificate of Incorporation. Notice of every special meeting of the Stockholders shall state the purpose or purposes of such meeting. Except as otherwise required by law, the business conducted at a special meeting of Stockholders shall be limited exclusively to the business set forth in the Corporation’s notice of such meeting. The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of the stockholders.

Section 2.04.         Notice of Business to be Brought before a Meeting

(a)            At a meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the Stockholders, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman, if there be one, or (iii) otherwise properly brought before the meeting by a Stockholder present in person who (A)(1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.04 (the “Notice of Business”) and at the time of the meeting, (2) is entitled to vote at the meeting and (3) has complied with this Section 2.04 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Exchange Act. The foregoing clause (iii) shall be the exclusive means for a Stockholder to propose business to be brought before an annual meeting of the Stockholders. The only business that may be brought before a special meeting of the Stockholders are the businesses specified in the Corporation’s notice of meeting, and the individual or group calling such meeting shall have exclusive authority to determine the business included in such notice; Stockholders shall not be permitted to propose business to be brought before a special meeting of the Stockholders.

(b)            Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.05, and this Section 2.04 shall not be applicable to nominations except as expressly provided in Section 2.05.

(c)            For business to be properly brought before an annual meeting by a Stockholder under Section 2.04(a)(iii), the stockholder must: (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary and (ii) provide any updates or supplements to the Notice of Business at the times and in the forms required by this Section 2.04.

(d)            To be timely, a Notice of Business must be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, Notice of Business to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or Public Disclosure of the date of the meeting was made, whichever occurs first (such Notice of Business within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(e)            To be in proper form for purposes of this Section 2.04, a Notice of Business shall set forth:

(i)            as to each Proposing Person (as defined below), (A) the name, address, signature and the date of signature of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); (B) the number of shares of each class or series of stock of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of stock of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future; and (C) the date or dates on which such shares were acquired (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Stockholder Information”);

(ii)            as to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person; provided that, for the purposes of the definition of Synthetic Equity Position, the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, held for the benefit of, or involving such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of stock of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (G) a representation that such Proposing Person intends or is part of a group which intends to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal and (H) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (H) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the Notice of Business on behalf of a beneficial owner; and

(iii)            As to each item of business that the Stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these By-laws, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other person or entity (including their names) in connection with the proposal of such business by such Stockholder, and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this Section 2.04(e)(iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the Stockholder directed to prepare and submit the Notice of Business on behalf of a beneficial owner.

(f)            For purposes of this Section 2.04, the term “Proposing Person” shall mean (i) the Stockholder providing the Notice of Business, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the Notice of Business is made, (iii) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A) with such Stockholder in such solicitation and (iv) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these By-laws) of such Stockholder, beneficial owner or any other participant.

(g)            The Board of Directors may request that any Proposing Person furnish such additional information as may be reasonably required by the Board of Directors. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Board of Directors.

(h)            A Proposing Person shall update and supplement its Notice of Business to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such Notice of Business pursuant to this Section 2.04 shall be true and correct as of the record date for Stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation (A) not later than five (5) business days after the record date for Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (B) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any Notice of Business provided by a Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Stockholder who has previously submitted Notice of Business hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the Stockholders.

(i)            Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.04. The Board of Directors and the chairman of the meeting shall have discretion to determine whether any business was properly brought before the meeting in accordance with this Section 2.04, and with the applicable requirements of the Exchange Act and disregard the proposal of any business determined not to be made in compliance with the foregoing procedure.

(j)            This Section 2.04 is expressly intended to apply to any business proposed to be brought before an annual meeting of the stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.04 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 2.04 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2.05.         Notice of Nominations for Election to the Board of Directors

(a)            Nominations of any person for election to the Board of Directors at an annual meeting of Stockholders (or at a special meeting of Stockholders) shall be made at such meeting only:

(i)            by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board or these By-laws, or

(ii)            by a Stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.05 (“Notice of Nomination”) and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 2.05 as to such Notice of Nomination and nomination. This clause (ii) shall be the exclusive means for a Stockholder to make any nomination of a person(s) for election to the Board of Directors at an annual meeting or special meeting of Stockholders.

(b)            In addition to any other applicable requirements, for a nomination to be made by a Stockholder pursuant to Section 2.05(a)(ii), such Stockholder must (1) provide Timely Notice (in case of an annual meeting) or Special Meeting Timely Notice (in case of a special meeting) thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, it being understood that in no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice or Special Meeting Timely Notice, (B) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.05 and Section 2.06 and (C) provide any updates or supplements to the Notice of Nomination at the times and in the forms required by this Section 2.05.

(c)            In no event may a Proposing Person provide Timely Notice or Special Meeting Timely Notice with respect to a greater number of Director candidates than are subject to election by Stockholders at the applicable meeting. If the Corporation shall, subsequent to the Notice of Nomination, increase the number of Directors subject to election at the meeting, such Notice of Nomination as to any additional nominees shall be due on the later of (1) the conclusion of the time period for Timely Notice (with respect to an annual meeting of stockholders) or Special Meeting Timely Notice (with respect to a special meeting) or (2) the tenth (10th) day following the date of Public Disclosure of such increase.

(d)            To be in proper form for purposes of this Section 2.05, a Notice of Nomination shall set forth:

(i)            As to each Nominating Person (as defined below) the Stockholder Information (as defined in Section 2.04(e)(i), except that, for purposes of this Section 2.05, any reference to the term “Proposing Person” used in the definition of “Stockholder Information” shall be read as a reference to the term “Nominating Person”);

(ii)            As to each Nominating Person, any Disclosable Interests (as defined in Section 2.04(e)(ii), except that, for purposes of this Section 2.05, any reference to the term “Proposing Person” used in the definition of “Disclosable Interests” shall be read as a reference to the term “Nominating Person” and the disclosure with respect to the business to be brought before the meeting in Section 2.04(e)(ii) shall be made with respect to the election of Directors at the meeting); and

(iii)            As to each candidate whom a Nominating Person proposes to nominate for election as a Director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a Notice of Nomination if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of Stockholders at which directors are to be elected as a nominee and to serving as a Director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (D) a completed and signed questionnaire, representation and agreement as provided in Section 2.04(i).

(e)            For purposes of this Section 2.05, the term “Nominating Person” shall mean (i) the Stockholder providing the Notice of Nomination, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the Notice of Nomination is made, (iii) any other participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A of the Exchange Act) with such Stockholder in such solicitation, and (iv) any associate (within the meaning of Rule 12b-2 under the Exchange Act for the purposes of these By-laws) of such stockholder, beneficial owner or any other participant in such solicitation.

(f)            The Board of Directors may request that any Nominating Person furnish such additional information as may be reasonably required by the Board. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Board.

(g)            A Stockholder providing a Notice of Nomination shall further update and supplement such Notice of Nomination, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.05 shall be true and correct as of the record date for Stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation (A) not later than five (5) business days after the record date for Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (B) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any Notice of Nomination provided by a Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Stockholder who has previously submitted Notice of Nomination hereunder to amend or update any nomination or to submit any new nomination.

(h)            In addition to the requirements of this Section 2.05 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, (i) no Nominating Person shall solicit proxies in support of Director nominees other than the Corporation’s nominees unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Corporation of notices required thereunder in a timely manner and (ii) if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

Section 2.06.         Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a)            To be eligible to be a candidate for election as a Director at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.05 and the candidate for nomination, whether nominated by the Board or by a Stockholder, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any Stockholder of record therefor) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any Stockholder of record therefor) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a Director that has not been disclosed therein or to the Corporation and (C) if elected as a Director, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(b)            The Board of Directors may also require any proposed candidate for nomination as a Director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board of Directors may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent Director or to comply with the Director qualification standards and additional selection criteria in accordance with the Corporation’s corporate governance guidelines. Such other information shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than five (5) business days after the request by the Board has been delivered to, or mailed to and received by, the Nominating Person.

(c)            A candidate for nomination as a Director shall further update and supplement the materials delivered pursuant to this Section 2.06, if necessary, so that the information provided or required to be provided pursuant to this Section 2.06 shall be true and correct as of the record date for Stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) (A) not later than five (5) business days after the record date for Stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and (B) not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these By-laws shall not limit the Corporation’s rights with respect to any deficiencies in any Notice of Nomination provided by a Stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a Stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the Stockholders.

(d)            In addition to the requirements of this Section 2.06 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

(e)            No candidate shall be eligible for nomination as a Director unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.05 and this Section 2.06, as applicable. The presiding person at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.05 and this Section 2.06, and if such presiding person should so determine, such presiding person shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

Section 2.07.         Record Date.

(a)            For the purpose of determining the Stockholders entitled to notice of any meeting of Stockholders or any adjournment thereof, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date (the “Notice Record Date”), which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) or less than ten (10) days before the date of such meeting. The Notice Record Date shall also be the record date for determining the Stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such Notice Record Date, that a later date on or before the date of the meeting shall be the date for making such determination (the “Voting Record Date”). For the purposes of determining the Stockholders entitled to express consent to corporate action in writing without a meeting, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than ten (10) days after the date on which the record date was fixed by the Board. For the purposes of determining the Stockholders entitled to (i) receive payment of any dividend or other distribution or allotment of any rights, (ii) exercise any rights in respect of any change, conversion or exchange of stock or (iii) take any other lawful action, unless otherwise required by the Certificate of Incorporation or applicable law, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date was adopted by the Board and shall not be more than sixty (60) days prior to such action.

(b)            If no such record date is fixed:

(i)            the record date for determining Stockholders entitled to notice of, and to vote at, a meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(ii)            the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting (unless otherwise provided in the Certificate of Incorporation), when no prior action by the Board of Directors is required by applicable law, shall be the first day on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law; and when prior action by the Board of Directors is required by applicable law, the record date for determining Stockholders entitled to express consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors takes such prior action; and

(iii)            when a determination of Stockholders of record entitled to notice of, or to vote at, any meeting of Stockholders has been made as provided in this Section 2.07, such determination shall apply to any adjournment thereof, unless the Board fixes a new Voting Record Date for the adjourned meeting, in which case the Board shall also fix such Voting Record Date or a date earlier than such date as the new Notice Record Date for the adjourned meeting.

Section 2.08.         Notice of Meetings of Stockholders. Whenever, under the provisions of applicable law, the Certificate of Incorporation or these By-laws, Stockholders are required or permitted to take any action at a meeting, notice shall be given in accordance with Section 232 of the DGCL, stating the place, if any; date and hour of the meeting; the means of remote communication, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such meeting; the Voting Record Date, if such date is different from the Notice Record Date; and, in the case of a special meeting, the purposes for which the meeting is called. Unless otherwise provided by these By-laws or applicable law, notice of any meeting shall be given, not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each Stockholder entitled to vote at such meeting as of the Notice Record Date. If mailed, such notice shall be deemed to be given when deposited in the U.S. mail, with postage prepaid, and directed to the Stockholder at his or her address as it appears on the records of the Corporation. An affidavit of the Secretary, an Assistant Secretary or the transfer agent of the Corporation that the notice required by this Section 2.08 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. Any business that might have been transacted at the meeting as originally called may be transacted at the adjourned meeting. If, however, the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If, after the adjournment, a new Voting Record Date is fixed for the adjourned meeting, the Board of Directors shall fix a new Notice Record Date in accordance with Section 2.07(b)(iii) hereof and shall give notice of such adjourned meeting to each Stockholder entitled to vote at such meeting as of the Notice Record Date.

Section 2.09.         Waivers of Notice. Whenever the giving of any notice to Stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance by a Stockholder at a meeting shall constitute a waiver of notice of such meeting except when the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Neither the business to be transacted at, nor the purposes of, any regular or special meeting of the Stockholders need be specified in any waiver of notice.

Section 2.10.         List of Stockholders. The Secretary shall prepare and make available, at least ten (10) days before every meeting of Stockholders, a complete, alphabetical list of the Stockholders entitled to vote at the meeting, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder: provided that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list may be examined by any Stockholder, the Stockholder’s agent or attorney, at the Stockholder’s expense, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting, during ordinary business hours at the principal place of business of the Corporation or on a reasonably accessible electronic network as provided by applicable law. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the Stockholders entitled to examine the list of Stockholders or to vote in person or by proxy at any meeting of Stockholders.

Section 2.11.         Quorum of Stockholders. Except as otherwise provided by these By-laws or the Certificate of Incorporation, at each meeting of Stockholders, the presence in person or by proxy of the holders of a majority of the voting power of all outstanding shares of stock entitled to vote at the meeting of Stockholders shall constitute a quorum for the transaction of any business at such meeting, except that, where a separate vote by a class or series of classes of shares is required, a quorum shall consist of no less than a majority of the voting power of all outstanding shares of stock of such class or series of classes, as applicable. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 2.12, until a quorum shall be present or represented.

Section 2.12.         Adjournment or Postponement of the Meeting.

(a)            Any meeting of the stockholders may be adjourned or postponed from time to time by the Chairman of such meeting or by the Board, without the need for approval thereof by Stockholders to reconvene or convene, respectively, at the same or some other place.

(b)            In the absence of a quorum, either the Chairman of such meeting, the Board, or the holders of a majority in voting power of the shares of stock present in person or represented by proxy at any meeting of Stockholders, including an adjourned or postponed meeting, may adjourn or postpone such meeting to another time and place. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of Directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

(c)            When a meeting is adjourned or postponed to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless these By-laws otherwise require, notice need not be given of the adjourned or postponed meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which Stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are announced at the meeting at which the adjournment or postponement is taken.

(d)            At any adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting.

(e)            If the adjournment or postponement is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting. If after the adjournment or postponement a new record date for determination of Stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of Stockholders entitled to vote at the adjourned or postponed meeting, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned or postponed meeting.

Section 2.13.         Voting. Each outstanding stock shall be entitled to the voting rights set forth with respect to shares of its class and series in the Certificate of Incorporation. At any meeting of Stockholders, all matters other than the election of Directors, except as otherwise provided by the Certificate of Incorporation, these By-laws or any applicable law, shall be decided by the affirmative vote of a majority in voting power of shares of stock present in person or represented by proxy and entitled to vote thereon. At all meetings of Stockholders for the election of Directors, a plurality of the votes cast shall be sufficient to elect Directors.

Section 2.14.         Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such Stockholder by a written proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy expressly provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power. A Stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or by delivering a new proxy bearing a later date. A proxy may be in the form of an electronic transmission which sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder. Unless otherwise required by law or listing standards, any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

Section 2.15.         Voting Procedures and Inspectors at Meetings of Stockholders.

(a)            The Board of Directors, in advance of any meeting of Stockholders, shall appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. No person who is a candidate for office at an election may serve as an inspector at such election. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

(b)            Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the Stockholders will vote at a meeting shall be determined by the Chairman of the meeting and shall be announced at the meeting. No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a Stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of Stockholders, the inspectors may consider such information as is permitted by applicable law.

Section 2.16.         Rules and Procedures; Conduct of Meetings.

(a)            The Board of Directors may adopt such rules and procedures for the conduct of Stockholder meetings as it deems appropriate.

(b)            At each meeting of Stockholders, the Chairman or, in the absence of the Chairman, the Chief Executive Officer or, in the absence of the Chairman and the Chief Executive Officer, the President or, if there is no Chairman, Chief Executive Officer or President, or if they are absent, a Vice President and, in the case that more than one Vice President shall be present, that Vice President designated by the Board (or in the absence of any such designation, the most senior Vice President present), shall preside over the meeting.

(c)            Except to the extent inconsistent with the rules and procedures as adopted by the Board, the Chairman of the meeting of Stockholders shall have the right and authority to:

(i)            convene, adjourn and reconvene the meeting from time to time;

(ii)            prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the meeting, may include (1) the establishment of an agenda or order of business for the meeting, (2) rules and procedures for maintaining order at the meeting and the safety of those present, (3) limitations on attendance at or participation in the meeting to Stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (4) restrictions on entry to the meeting after the time fixed for the commencement thereof and (5) limitations on the time allotted to questions or comments by participants;

(iii)            determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

(d)            Unless and to the extent determined by the Board of Directors or the Chairman of the meeting, meetings of Stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(e)            The Secretary or, in his or her absence, one of the Assistant Secretaries, shall act as secretary of the meeting.

(f)            If none of the officers above designated to act as Chairman of the meeting or as secretary of the meeting shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors and, if the Board has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

(g)            To the extent permitted by applicable law, meetings of stockholders may be conducted by means of remote communications in the manner authorized by Section 211 of the DGCL.

Section 2.17.         Order of Business. The order of business at all meetings of Stockholders shall be as determined by the Chairman of the meeting.

Section 2.18.         Action by Consent of Stockholders. Any action required or permitted by the DGCL to be taken at any annual or special meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents of Stockholders is obtained and delivered in accordance with the provisions of the Certificate of Incorporation.

Article 3
DIRECTORS

Section 3.01.         General Powers and Duties. Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation, these By-laws or required by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these By-laws or applicable law, as it may deem proper for the conduct of its meetings and the management of the Corporation.

Section 3.02.         Number of Directors. Subject to the Certificate of Incorporation, the total number of Directors constituting the Board of Directors shall be determined from time to time by resolution of the Board. No reduction of the authorized number of Directors shall have the effect of removing any Director before that Director’s term of office expires.

Section 3.03.         Term of Office. Subject to the Certificate of Incorporation, each Director, including a director elected to fill a vacancy or newly created directorship, shall hold office until (i) the next annual meeting of Stockholders and a successor is duly elected and qualified or (ii) the Director’s earlier death, resignation, disqualification or removal.

Section 3.04.         Nominations of Directors. Except as provided in Section 3.05, and subject to the Certificate of Incorporation, Directors shall be elected at each annual meeting of Stockholders to hold office until the next annual meeting. Directors need not be Stockholders or residents of the State of Delaware.

Section 3.05.         Resignation and Removal. Vacancies.

(a)            Any Director may resign at any time by notice given in writing or by electronic transmission to the Chairman, with a copy to the Secretary. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt; unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

(b)            Subject to the terms of any outstanding series of preferred stock, any Director may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of Directors.

(c)            Unless otherwise provided in the Certificate of Incorporation or these By-laws, newly created directorships resulting from any increase in the authorized number of Directors, or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. When one or more Directors resigns and the resignation is effective at a future date, a majority of the Directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office as provided in this section in the filling of other vacancies.

Section 3.06.         Compensation. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, the Board of Directors shall have the authority to fix the compensation of Directors, including for service on a committee (or sub-committee) of the Board of Directors. The Directors may be reimbursed for their reasonable and documented expenses, if any, incurred in connection with the performance of his or her duties (including, for serving as member of any committees (or sub-committee) of the Board of Directors). No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.07.         Regular Meetings. Regular meetings of the Board may be held at such times and at such places within or without the State of Delaware as may be determined from time to time by the Board of Directors or its Chairman and publicized among all Directors by one of the means specified in Section 3.11. No further notice shall be required for regular meetings of the Board. A regular meeting of the newly elected Board of Directors shall be held without other notice immediately following each annual meeting of Stockholders, at which the Board of Directors shall elect officers and transact any other business as shall come before the meeting.

Section 3.08.         Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places within or without the State of Delaware as may be determined by the Chairman, the Chief Executive Officer, or the President or a majority of the total number of Directors constituting the Board of Directors on at least twenty-four (24) hours’ notice to each Director given by one of the means specified in Section 3.11 hereof other than by mail, or on at least three (3) days’ notice if given by mail.

Section 3.09.         Telephone Meetings. Board of Directors or its committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by a Director in a meeting pursuant to this Section 3.09 shall constitute presence in person at such meeting.

Section 3.10.         Adjourned Meetings. A majority of the Directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice (in case the notice is given by one of the means specified in Section 3.11 other than by mail), or at least three (3) days’ notice (in case the notice is given by mail), of any adjourned meeting of the Board shall be given to each Director whether or not present at the time of the adjournment, by one of the means specified in Section 3.11. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.11.         Notice Procedure. Subject to Section 3.08 and Section 3.12 hereof, whenever notice is required to be given to any Director by applicable law, the Certificate of Incorporation or these By-laws, such notice shall be deemed given effectively if given in person or by telephone, mail or electronic mail addressed to such Director at such Director’s address or email address, as applicable, as it appears on the records of the Corporation, by facsimile or by other means of electronic transmission.

Section 3.12.         Waiver of Notice. Whenever the giving of any notice to Directors is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, in writing signed by the Director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice. Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.

Section 3.13.         Organization.

(a)            At each meeting of the Board of Directors, the Chairman or, in the absence of the Chairman, the Vice Chairman (if appointed) or, in absence of the Chairman and the Vice Chairman (if appointed), a Director chosen by a majority of the Directors present shall preside over the meeting. The Secretary shall act as secretary at each meeting of the Board of Directors. The Chairman or any other chairman of single meetings shall not have any special voting rights or a casting vote in the event of a tie.

(b)            Except as provided below, the Secretary shall act as secretary at each meeting of the Board of Directors. If the Secretary is absent from any meeting of the Board of Directors, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all Assistant Secretaries, the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.14.         Quorum of Directors. Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business.

Section 3.15.         Action by Majority Vote. Except as otherwise expressly required by applicable laws, these By-laws, or the Certificate of Incorporation, the vote of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors; provided that to the extent one or more Directors recuses himself or herself from an act, the act of a majority of the remaining Directors present shall be the act of the Board of Directors.

Section 3.16.         Action Without Meeting. Unless otherwise restricted in the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained in any case in a manner permitted by Section 116 of the DGCL. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board of Directors.

Section 3.17.         Chairman and Vice Chairman. The Board of Directors may appoint one of the Directors to serve as Chairman of the Board and one of the Directors to serve as Vice Chairman of the Board, but any such appointment shall not result in any Director becoming an officer of the Corporation. If the Board of Directors appoints (a) a Chairman, unless otherwise provided by the Board of Directors, he or she shall, if present, preside at all meetings of the Stockholders and the Board of Directors, and he or she shall perform such other duties and possess such other powers as are assigned to him or her by the Board of Directors; and (b) a Vice Chairman, unless otherwise provided by the Board of Directors, he or she shall, if present, preside at all meetings of the Board of Directors at which the Chairman is not present, and he or she shall perform such other duties and possess such other powers as are assigned to him or her by the Board of Directors.

Article 4
COMMITTEES OF THE BOARD OF DIRECTORS

Section 4.01.         Committees of Directors.

(a)            The Board of Directors may designate one (1) or more committees, each committee to consist of one (1) or more of the Directors. In addition to the above, the Board of Directors may: (i) designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; (ii) remove any Director from any committee at any time, with or without cause; and (iii) adopt charters for one (1) or more of such committees.

(b)            Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, if a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

(c)            Any such committee, to the extent permitted by applicable law, and to the extent provided in the resolution of the Board designating such committee or the charter for such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors.

(d)            Unless the Board of Directors provides otherwise, at all meetings of such committee, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.

(e)            Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary may, but need not if such committee so elects, serve in such capacity.

(f)            Unless the Board of Directors provides otherwise and without prejudice for the provision of the charters adopted by the Board (if any), each committee designated by the Board may make, alter and repeal rules and procedures for the conduct of its business. In the absence of such rules and procedures, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 3.

Section 4.02.         Subcommittees. Unless otherwise provided in the Certificate of Incorporation, these By-laws or the resolutions of the Board of Directors designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 4.01 every reference in these By-laws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.

Article 5
OFFICERS

Section 5.01.         Positions; Election. The Board of Directors may from time to time elect officers of the Corporation, which may include a Chief Executive Officer, a President, one (1) or more Vice Presidents, a Secretary, one (1) or more Assistant Secretary, a Treasurer, one (1) or more Assistant Secretary, a Chief Financial Officer, a Chief Operating Officer, and any other officers as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such officers and to prescribe their respective terms of office, authorities and duties. Any number of offices may be held by the same person. Should the Corporation or any of its subsidiaries enter into any management services or similar agreement with another entity (each as may be amended, supplemented, restated or replaced from time to time), the officers of the Corporation may be the officers or employees of such entity to the extent permitted by applicable law. The officers of the Corporation need not be stockholders of the Corporation nor need such officers be directors of the Corporation.

Section 5.02.         Term of Office. Each officer of the Corporation shall hold office for such terms as may be determined by the Board or, except with respect to his or her own office, the Chief Executive Officer, or until such officer’s successor is elected and qualified or until such officer’s earlier death, resignation or removal. Any officer of the Corporation may resign at any time upon written notice to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein, and if no time or event is specified, at the time of its receipt; unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. The resignation of an officer of the Corporation shall be without prejudice to the contract rights of the Corporation, if any. Any officer may be removed at any time with or without cause by the Board or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors or, in the case of appointed officers, by any elected officer upon whom such power of appointment shall have been conferred by the Board of Directors. The election or appointment of an officer shall not of itself create contract rights.

Section 5.03.         Chief Executive Officer. The Chief Executive Officer shall have general supervision over, and direction of, the business and affairs of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of the Board of Directors. The Chief Executive Officer shall preside at all meetings of the Stockholders at which the Chairman is not present. The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may be determined from time to time by the Board of Directors.

Section 5.04.         President. The President shall have duties incident to the office of President, and any other duties as may from time to time be assigned to the President by the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) or the Board of Directors and subject to the control of the Chief Executive Officer (if the President and Chief Executive Officer are not the same person) and the Board of Directors in each case. The President shall preside at all meetings of the Stockholders at which the Chairman and the Chief Executive Officer are not present.

Section 5.05.         Vice Presidents. Vice Presidents shall have the duties incident to the office of Vice President and any other duties that may from time to time be assigned to the Vice President by the Chief Executive Officer, the President or the Board of Directors. A Vice President shall preside at all meetings of the Stockholders at which the Chairman, the Chief Executive Officer and the President are not present.

Section 5.06.         Secretary. The Secretary shall attend all meetings of the Board of Directors and of the Stockholders, record all the proceedings of the meetings of the Board and of the Stockholders in a book to be kept for that purpose and perform like duties for committees of the Board of Directors, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the Board and of the Stockholders and perform such other duties as may be prescribed by the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary or an Assistant Secretary shall have authority to affix the same on any instrument that may require it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chairman, the Chief Executive Officer, the President, any Vice President, or any other officer of the Corporation. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, perform all duties incident to the office of secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by the Board of Directors, the Chief Executive Officer or the President.

Section 5.07.         Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors, against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed, regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation, have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same, render to the Chief Executive Officer, the President or the Board of Directors, whenever the Chief Executive Officer, the President or the Board of Directors shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation, disburse the funds of the Corporation as ordered by the Board and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by the Board, the Chief Executive Officer or the President.

Section 5.08.         Assistant Secretaries and Assistant Treasurers. Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or by the Treasurer, respectively, or by the Board of Directors, the Chief Executive Officer or the President.

Section 5.09.         Representation of Shares of Other Corporations. The Chairperson, the Chief Executive Officer, or the President, or any other person authorized by the Board of Directors, by the Chief Executive Officer or by the President, is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or voting securities of any other corporation or other person standing in the name of the Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Section 5.10.         Authority and Duties of Officers. All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

Section 5.11.         Compensation. The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that such officer is also a director of the Corporation.

Article 6
INDEMNIFICATION

Section 6.01.         Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or non-profit entity, including service with respect to employee benefit plans (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as director, officer, employee, or agent, or in any other capacity while serving as director, officer, employee or agent but only to the extent related to such service, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with any such Proceeding; provided that such indemnitee acted in good faith and in a manner such indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such indemnitee’s conduct was unlawful. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.04, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such indemnitee only if the Proceeding was authorized in the specific case by the Board.

Section 6.02.         Indemnification of Others. The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by the DGCL or any other applicable law, as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

Section 6.03.         Prepayment of Expenses. In addition to the obligation to indemnify conferred in Section 6.01, the Corporation shall to the fullest extent not prohibited by the DGCL or any other applicable law pay the expenses (including attorneys’ fees) incurred by any indemnitee, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by or on behalf of the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article 6 or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.04, the Corporation shall be required to advance expenses to a person in connection with a Proceeding initiated by such indemnitee only if the Proceeding was authorized in the specific case by the Board.

Section 6.04.         Determination; Claim. If a claim for indemnification (following the final disposition of such Proceeding) under this Article 6 is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article 6 is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation the indemnitee may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 6.05.         Non-exclusivity of Rights. The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-laws, agreement, vote of Stockholders or disinterested Directors or otherwise.

Section 6.06.         Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

Section 6.07.         Other Indemnification. The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 6.08.         Continuation of Indemnification. The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article 6 shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributes of such person.

Section 6.09.         Amendment or Repeal; Interpretation.

(a)            The provisions of this Article 6 shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a Director or officer of the Corporation (whether before or after the adoption of these By-laws), in consideration of such person’s performance of such services, and pursuant to this Article 6 the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article 6 are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of theses By-laws. With respect to any directors or officers of the Corporation who commence service following adoption of these By-laws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article 6 shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

(b)            Any reference to an officer of the Corporation in this Article 6 shall be deemed to refer exclusively to the Chief Executive Officer, the President and the Secretary, or other officer of the Corporation appointed by (x) the Board of Directors pursuant to Article 5 or (y) an officer to whom the Board of Directors has delegated the power to appoint officers pursuant to Article 5, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the Board (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and by-laws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result, in and of itself, in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article 6.

Article 7
GENERAL PROVISIONS

Section 7.01.         Certificates Representing Shares.

(a)            The shares of capital stock of the Corporation may be represented by certificates or all of such shares shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both, as determined by the Board of Directors.

(b)            If shares are represented by certificates (if any), such certificates shall be in the form approved by the Board. The certificates representing shares of stock of each class shall be signed, in the name of the Corporation, by two (2) officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary shall be specifically authorized to sign stock certificates. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.

(c)            The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

(d)            If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face of back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each Stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 7.02.         Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agents and registry offices or agents at such place or places as may be determined from time to time by the Board of Directors.

Section 7.03.         Lost, Stolen or Destroyed Certificates. Except as provided in this Section 7.03, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Board of Directors may direct a new certificate or uncertificated shares be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate or uncertificated shares.

Section 7.04.         Transfer of stocks. Except as provided in the Certificate of Incorporation, shares of the stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, and upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled” with the date of cancellation, by the Secretary or Assistant Secretary or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred. The Corporation shall have power and authority to make such rules and regulations as it may deem necessary or proper concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation. The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

Section 7.05.         Shares Without Certificates. The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

Section 7.06.         Form of Records; Registered Stockholders.

(a)            Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

(b)            The Corporation shall (i) be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner; and (ii) not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 7.07.         Dividends. Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

Section 7.08.         Corporate Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.09.         Fiscal Year. The fiscal year of the Corporation shall be determined and changed by the Board of Directors.

Section 7.10.         Amendments. These By-laws may be altered, amended or repealed in accordance with the Certificate of Incorporation and the DGCL.

Section 7.11.         Conflict with Applicable Law or Certificate of Incorporation. These By-laws are adopted subject to, and shall be constructed in accordance with, any applicable law and the Certificate of Incorporation. Whenever these By-laws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.